Exhibit 99.1

TransAct Technologies Reports Preliminary Second Quarter 2022 Financial Results

2022 Second Quarter Net Sales of $12.6 Million, up 35% on a Year-Over-Year Basis

FST Recurring Revenue of $2.2 Million, up 5% on a Year-Over-Year Basis

FST Paid Terminals Up 38% from June 30, 2021

Hamden, CT – August 17, 2022 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary operating results for the quarter ended June 30, 2022.

“The second quarter marked a return to more normalized Food Service Technology (“FST”) results, particularly in the hardware and label sales categories. Importantly, we now feel that our FST sales team is completely built out, which we believe will pay dividends in the back half of the year and beyond. After attending three important trade shows over the last several months and with our new sales leaders, we are adding quality leads and trials and building a robust pipeline,” said Bart C. Shuldman, CEO of TransAct.

Mr. Shuldman continued, “I am also particularly proud of our engineering, operations, and purchasing teams, who were tasked with finding more parts, re-designing product, and assembling as many printers as they possibly could, which they absolutely did. We began ramping up our production of POS and casino printers in May 2022, shipped many printers in June 2022 and expect near record levels of production and sales of these products in the second half of 2022, barring an unforeseen parts issue. Finally, we are also seeing excellent early results from our previously announced cost cutting initiatives, which combined with leverage from the increased production and projected revenues, we anticipate will result in the Company moving towards breakeven adjusted EBITDA as we progress through the second half of the year.”

Second Quarter 2022 Financial Highlights

•	Net Sales: Net sales for the second quarter of 2022 were $12.6 million, up 35% compared to $9.3 million for the second quarter of 2021.

•	FST Recurring Revenue: FST recurring revenue for the second quarter of 2022 was $2.2 million, up 5% compared to $2.1 million for the second quarter of 2021.

•	Gross Profit: Gross profit for the second quarter of 2022 was $5.4 million, resulting in gross margin of 43.0%, compared to gross profit of $3.4 million for the second quarter of 2021, which resulted in a 36.8% gross margin.

•	Operating loss: Operating loss for the second quarter of 2022 was $(3.0) million, compared to operating loss of $(2.7) million for the second quarter of 2021.

•	Net loss: Net loss for the second quarter of 2022 was $(2.4) million, or $(0.24) net loss per diluted share, based on 9.9 million weighted average common shares outstanding. Net loss for the comparable 2021 period was $(2.0) million, or $(0.23) net loss per diluted share, based on 9.0 million weighted average common shares outstanding.

•	EBITDA loss: EBITDA loss was $(2.8) million for the second quarter of 2022, compared to an EBITDA loss of $(2.4) million for the second quarter of 2021.

•	Adjusted EBITDA loss: Adjusted EBITDA loss was $(2.5) million for the second quarter of 2022, compared to adjusted EBITDA loss of $(2.0) million for the second quarter of 2021.

•	Paid Terminals: Paid terminals in the market were 10,941 on June 30, 2022, compared to 7,942 on June 30, 2021, an increase of 38%.

2022 Second Quarter Conference Call and Webcast

TransAct is hosting a conference call and webcast today, August 17, 2022, beginning at 4:30 p.m. ET to discuss the Company’s preliminary second quarter 2022 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 201-389-0920 and the conference ID number is 13732413 (domestic or international). Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Change in Accounting Principle

Effective April 1, 2022, TransAct changed its method of inventory valuation from standard costing which approximates first-in first-out “FIFO” to the average costing methodology. The Company believes this method is preferable because it reflects a better measurement estimate of inventory cost as the Company does not perform intensive manufacturing of our finished products which are therefore better measured under average cost. In addition, the Company’s business is projected to include an increasing sales volume of software going forward, which better aligns with average costing. Comparative financial statements of prior periods have been adjusted to apply the new method retrospectively.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measure; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net loss before net interest expense, income taxes, depreciation, and amortization. A reconciliation of EBITDA to net loss, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net loss before net interest expense, income taxes, depreciation and amortization and is adjusted for share-based compensation. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA! ™, AccuDate™, EPICENTRAL®, Epic and Ithaca® brands. TransAct has sold over 3.6 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

TransAct®, BOHA!™, AccuDate™, Epic, EPICENTRAL® and Ithaca® are trademarks of TransAct Technologies Incorporated. ©2022 TRANSACT Technologies Incorporated. All rights reserved.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three and six months ended June 30, 2022. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three and six months ended June 30, 2022. During the course of the preparation of the Company’s condensed consolidated financial statements and related notes as of and for the three and six months ended June 30, 2022, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", "project”, "plan”, "design" or "continue", or the negative thereof, or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, the adverse effects of the COVID-19 pandemic on our business, operations, financial condition, results of operations and capital resources, including difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions, shutdowns and/or operational restrictions imposed on our customers, an inability of our customers to make payments on time or at all, diversion of management attention, necessary modifications to our business practices and operations, cost cutting measures we have made and may continue to make, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; our ability to successfully transition our business into the food service technology market; risks associated with potential future acquisitions; general economic conditions; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States; our dependence on technology licenses from third parties; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; our ability to protect intellectual property; the effect of the United Kingdom’s withdrawal from the European Union; and other risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release, and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances, except as required by applicable law.

# # #

Investor Contact:

Bart Shuldman	Ryan Gardella
Chief Executive Officer	ICR, Inc.
TransAct Technologies Incorporated	Ryan.Gardella@icrinc.com

- Financial tables follow –

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021 As adjusted	2022 As adjusted	2021 As adjusted

	(In thousands, except per share data)

Net sales	$12,623	$9,325	$22,325	$17,626
Cost of sales	7,189	5,893	14,325	10,855
Gross profit	5,434	3,432	8,000	6,771

Operating expenses:
Engineering, design, and product development	2,172	1,804	4,455	3,607
Selling and marketing	3,293	1,767	5,976	3,210
General and administrative	2,923	2,509	6,127	5,118
	8,388	6,080	16,558	11,935
Operating loss	(2,954)	(2,648)	(8,558)	(5,164)

Interest and other expense:
Interest, net	(28)	(29)	(92)	(42)
Other, net	(264)	(17)	(299)	(100)
	(292)	(46)	(391)	(142)

Loss before income taxes	(3,246)	(2,694)	(8,949)	(5,306)
Income tax benefit	870	664	2,225	1,187
Net loss	$(2,376)	$(2,030)	$(6,724)	$(4,119)

Net loss per common share:
Basic	$(0.24)	$(0.23)	$(0.68)	$(0.46)
Diluted	$(0.24)	$(0.23)	$(0.68)	$(0.46)

Shares used in per share calculation:
Basic	9,910	8,976	9,898	8,962
Diluted	9,910	8,976	9,898	8,962

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
	(In thousands)

Food service technology	$3,432	$3,074	$5,562	$5,821
POS automation	1,172	1,256	2,472	2,420
Casino and gaming	6,525	3,467	11,287	6,332
Printrex	-	112	-	271
TransAct Services Group	1,494	1,416	3,004	2,782
Total net sales	$12,623	$9,325	$22,325	$17,626

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	June 30,	December 31,
	2022	2021 As adjusted
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$3,893	$19,457
Accounts receivable, net	11,991	7,593
Receivable from employee retention credit	1,500	1,500
Inventories	10,907	7,711
Prepaid income taxes	188	137
Other current assets	794	738
Total current assets	29,273	37,136

Fixed assets, net	2,838	2,684
Right-of-use asset	2,937	2,553
Goodwill	2,621	2,621
Deferred tax assets	7,325	5,143
Intangible assets, net	319	397
Other assets	230	400
	16,270	13,798
Total assets	$45,543	$50,934

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$5,017	$4,308
Accrued liabilities	3,649	3,894
Lease liability	789	789
Deferred revenue	887	805
Total current liabilities	10,342	9,796

Deferred revenue, net of current portion	169	186
Lease liability, net of current portion	2,170	1,781
Other liabilities	190	187
	2,529	2,154
Total liabilities	12,871	11,950

Shareholders’ equity:
Common stock	139	139
Additional paid-in capital	55,708	55,246
Retained earnings	8,842	15,566
Accumulated other comprehensive loss, net of tax	93	143
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	32,672	38,984
Total liabilities and shareholders’ equity	$45,543	$50,934

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021 As adjusted	2022 As adjusted	2021 As adjusted

	(In thousands)

Net loss	$(2,376)	$(2,030)	$(6,724)	$(4,119)

Interest expense, net	28	29	92	42
Income tax benefit	(870)	(664)	(2,225)	(1,187)
Depreciation and amortization	397	246	625	486

EBITDA	(2,821)	(2,419)	(8,232)	(4,778)

Share-based compensation expense	285	431	581	695

Adjusted EBITDA	$(2,536)	$(1,988)	$(7,651)	$(4,083)